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                                                                    EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Joint Registration Statements of Vornado Realty Trust and Vornado Realty L.P. (Amendment No. 4 to Registration Statement No. 333-40787 and Amendment No. 4 to Registration Statement No. 333-29013), both on Form S-3, of our report dated March 20, 1998 on the statement of revenues and certain expenses of 888 7th Avenue for the year ended December 31, 1997, which report appears in the Form 8-K of Vornado Realty L.P. filed with the Securities and Exchange Commission on or about February 12, 1999.




DELOITTE & TOUCHE LLP


New York, New York
February 8, 1999